Exhibit 10.1

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

FIRST AMENDMENT TO
DEVELOPMENT AND SUPPLY AGREEMENT
BETWEEN HOSPIRA WORLDWIDE, INC.
and
NPS Pharmaceuticals, Inc.

This First Amendment to the Development and Supply Agreement ("Amendment") is made and effective as of May14, 2014 ("Amendment Effective Date"), by and between Hospira Worldwide, Inc., ("Hospira") and NPS Pharmaceuticals, Inc. ("NPS").

RECITALS

WHEREAS, Hospira and NPS are parties to that certain Development and Supply Agreement dated as of March 25, 2009 (the "Agreement"); and

WHEREAS, in accordance with Section 12.8 of the Agreement, the parties desire to amend the Agreement under the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Agreement is amended as follows:

1.   Incorporation of the Agreement. The Agreement is incorporated herein by this reference as though the same was set forth in its entirety. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

2.   Definitions; References. Certain defined terms are added to the Agreement as indicated below. Otherwise, all capitalized terms which are not defined herein shall have the same meanings as set forth in the Agreement. References to numbered sections and exhibits cited herein refer to specific sections of, and exhibits to, the Agreement, as amended.

  Section 1.10 is hereby amended to read as follows:

  "1.10. "Product" or "Products" shall mean the Drug in final dosage form, for adult or pediatric indications, packaged in standard flip top vials, meeting the Product Specifications. The terms "Adult Product" and "Pediatric Product" shall refer to the Products having the respective dosage forms referred to herein."

  Section 1.16 is hereby amended to read as follows:

  "1.16 "Territory" shall mean those countries or geographic areas of the world where Company intends to register, import, market, promote, sell and use the Products."

  A new defined term is added as Section 1.18, "United States" as follows:

CONFIDENTIAL

  "1.18. "United States means the United States of America, including the District of Columbia, the Commonwealth of Puerto Rico, all territories and possessions of the United States of America, United States military bases, and any other location over which the FDA has jurisdiction to regulate medicinal products intended for human use."

3.   Section 3.2 is hereby amended as follows:

  The language of Section 3.2 is hereby designated as sub-section (a).

  The following sub-section (b) is hereby added to Section 3.2:

  "(b) Company shall notify Hospira promptly in the event that it desires to qualify Hospira as a manufacturer of the Products for sale in any country of the Territory [***]. For the avoidance of doubt, "sale" shall include providing the Products pursuant to the approved by the applicable regulatory authority special access program which may be also known as "compassionate use," "expanded access" or "named patient supply" program. Where practical, Hospira shall provide Company with all reasonable additional technical, developmental and regulatory support, including, for example, regulatory support for Company's supplemental regulatory filings, packaging and product development, labeling, and Regulatory Authority inspections. The parties will agree to the reasonable incremental costs of such additional support in accordance with Section 4.1. In addition, Company shall reimburse Hospira for its costs incurred for any additional Regulatory Authority pre-approval inspections of the [***] Site at the rate quoted in Section 7.3."

4.   A new Section 3.3 is added as follows, with existing Section 3.3 being re-designated as Section 3.4:

"3.3 Project Manager. Each party will appoint an authorized individual who will have primary responsibility for day-to-day interactions with the other party for the activities under the Project ("Project Manager"). Each party will use all reasonable efforts to provide the other party with at least thirty (30) days prior written notice of any change in its Project Manager. All communications between Hospira and Company regarding the conduct of the activities under the Project will be addressed to its Project Manager."

5.   Section 5.5 is hereby amended by deleting the existing section in its entirety and replacing it with the following new language:

"5.5 Product Labeling. Except as otherwise specified in Section 5.7, Company shall be solely responsible for the labeling and finished-form packaging of the Product. All such labeling and packaging shall be in accordance with the Product Specifications. Hospira shall be responsible for ink jetting of the lot number on the seal of each vial or syringe."

CONFIDENTIAL

6.   Section 5.7 is hereby amended by deleting the section in its entirety and replacing it with the following new language:

"5.7 Delivery. Hospira shall deliver the Product to Company, [***] Site. Title to and risk of loss over the Products shall pass to Company at the time the Product is placed at the disposal of Company's designated carrier at the loading dock of the [***] Site. Hospira will pack the Products in bulk, unlabeled vials ("Brite Stock") for transport in conditions which will not adversely affect the Products and will ensure that all shipping cartons are appropriately marked, labeled or identified for transport, as may be specified in further detail in the Quality Agreement; provided, however, that Hospira shall not deliver any Product until Hospira has released such Product pursuant to the Product Specifications and/or the Quality Agreement and Company has performed its own quality review and release testing and has given Hospira its authorization to ship. Company will be responsible for procuring carriage and insurance in an amount [***], for all shipments. All freight, handling, insurance, duties, taxes and shipping expense will be borne by [***]. For any shipments ex United States, Company shall be the exporter of record.

7.   Section 5.8(a) is hereby amended by deleting the sub-section in its entirety and replacing it with the following new sub-section (a):

"(a) Price. Hospira shall invoice Company for Product it delivers to Company at the price(s) as set forth on Exhibit 5.8. Each invoice shall reference the price of the Product in effect on the date of Hospira's invoice. Effective upon [***] during the Initial Term (and any renewal term thereafter), Hospira shall have the right to increase the price of the Products [***]. Price increases shall be effective for deliveries [***]. Such increases shall not exceed [***] Hospira shall use all reasonable efforts to provide written notice to Company of any anticipated price increase no later than [***]."

8.   Article 6 is hereby amended by deleting Sections 6.5 through Section 6.10 in their entirety and replacing them with the following:

"6.5 Rolling Forecast. During [***], Company shall provide to Hospira a good faith, estimated rolling forecast of the quantity of Products that Company expects to order [***] (each, a "Rolling Forecast"). The first [***] of each Rolling Forecast shall be considered a binding commitment upon Company to purchase quantities described therein and a binding commitment upon Hospira to produce and deliver such quantities on the delivery dates described therein ("Firm Order Period"). The last [***] of each Rolling Forecast shall be non-binding upon the parties. The Project Managers, or their designees, shall review each Rolling Forecast to ensure that each Rolling Forecast delivered by Company is consistent with the requirements of this Agreement and, if necessary, to use good faith efforts to adjust such Rolling Forecasts in order to meet Company's ongoing requirements for the Product and to take into account Hospira's manufacturing schedule at the [***] Site.

CONFIDENTIAL

"6.6 Purchase Orders. Company shall submit to Hospira firm purchase orders for the purchase of Product (each, a "Purchase Order") for the quantities of Product Company intends to purchase and the required delivery date(s); provided, however, that no delivery date in any Purchase Order shall be less than [***] prior to the requested delivery date. Hospira shall use all commercially reasonable efforts to meet the delivery dates set forth in each Purchase Orders. All Purchase Orders shall reference this Agreement and shall be governed exclusively by the terms contained herein. Company shall set forth in each Purchase Order (i) the quantity of Products ordered (ii) the amount of API estimated to be required to fill the Purchase Order (based on yield information provided by Hospira), (iii) the specified delivery date(s) and delivery instructions, and (iv) the price to be paid for the Product.

"6.7 Purchase Order Acceptance. Hospira will confirm each Purchase order issued in accordance with Section 6.6 within [***] after receipt and shall confirm to Company its acceptance of the Purchase Order, delivery date(s), the quantity of Products ordered and the purchase price to be paid by Company.

"6.8 Excess Quantities. Hospira shall accept all Purchase Orders specifying quantities of Product up to [***] in excess of the quantities listed in the corresponding Firm Order Period. Hospira shall not be obligated to supply quantities of Product over and above such [***] excess amount ("Non-Binding Excess") but shall use commercially reasonable efforts to manufacture and deliver to Company all or part of the Non-Binding Excess within [***] of issuance of the relevant Purchase Order. In no event, however, shall Hospira be required to supply any Product in excess of its applicable annual Product Supply Commitment.

"6.9 Format of Forecasts and Purchase Orders. Company shall submit each Rolling Forecast and all Purchase Orders electronically in spreadsheet form and will specify the quantities of Products in units and the Hospira product number (list number/inventory number).

"6.10 Minimum Purchase Requirement. [Intentionally Deleted].

"6.11 Purchase Order Changes; Cancellations.

(a)   Changes. If Company requests that changes be made to any of its Purchase Orders within the Firm Order period, Hospira shall attempt to accommodate such changes within reasonable manufacturing capabilities and efficiencies. If Hospira can accommodate such changes, Hospira shall advise Company of any costs associated therewith. If Company indicates in writing to Hospira that it should proceed to make the changes, Company shall be deemed to have accepted the obligation to pay Hospira for such costs. If Hospira cannot accommodate such change, Company shall nonetheless be bound to its original Purchase Orders.

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(b)   Cancellations. If Company cancels any Purchase Order within the Firm Order Period, Hospira shall be relieved of its manufacturing obligations relating to such order but Company will not be relieved of its payment obligation unless Hospira agrees to waive such obligation in writing. Furthermore, if Company does not supply sufficient API to allow Hospira to fulfill any Purchase Order or acts in any other manner to effectively interfere with Hospira's ability to perform, which shall be deemed to be a breach of this Agreement, Company shall remain liable for the full amount of the Purchase Order, regardless of whether Hospira manufactures the Product or whether Company takes delivery of the Product."

9.   Section 8.6 is hereby amended by deleting the existing section in its entirety and replacing it with the following:

"8.6 No Consequential Damages. EXCEPT WITH RESPECT TO EACH PARTY'S INDEMNIFICATION OBLIGATIONS HEREUNDER OR BREACHES OF SECTION 11 (CONFIDENTIAL INFORMATION), NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES OR LOST PROFITS RESULTING FROM ANY BREACH OF THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES."

10.   Exhibit 1.9 is hereby amended by deleting the current exhibit in its entirety and replacing it with a new Exhibit 5.8 in the form attached hereto as Annex 1.

11.   Exhibit 2.1 is hereby amended by adding a supplemental Exhibit 2.1(a) (Statement of Work No. 2) for the development of the Pediatric Product. Exhibit 2.1(a) shall be substantially in the form attached hereto as Annex 2.

12.   Exhibit 5.8 is hereby amended by deleting the current exhibit in its entirety and replacing it with a new Exhibit 5.8 in the form attached hereto as Annex 3.

13.   This Amendment may be executed in three or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties may sign and deliver this Amendment by facsimile or sent by electronic mail in portable document format (PDF) and a reproduction of this Amendment made by facsimile or PDF will have the same effect as a signed and delivered original version.

SIGNATURE PAGE FOLLOWS

CONFIDENTIAL

In Witness Whereof, the parties intending to be bound by the terms and conditions hereof have caused this Amendment to be signed by their duly authorized representatives as of the date first above written.

HOSPIRA WORLDWIDE, INC.	NPS PHARMACEUTICALS, INC.
By: /s/ Kevin Orfan	By: /s/ Joseph Rogus
Name: Kevin Orfan	Name: Joseph Rogus
Title: Vice President, Commercial Alliances One 2 One Contract Manufacturing Services	Title: Sr. VP, Technical Operations & Supply Chain Mgmt

CONFIDENTIAL

ANNEX 1

Exhibit 1.9

Product Specifications

[***]

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ANNEX 2

Exhibit 2.1(a)

Statement of Work No. 2

[***]

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ANNEX 3

Exhibit 5.8

Product Pricing

[***]